 EX‑35.11

(logo) PNC REAL ESTATE	MIDLAND LOAN SERVICES

ANNUAL STATEMENT OF COMPLIANCE
of
PNC BANK, NATIONAL ASSOCIATION
d/b/a MIDLAND LOAN SERVICES

Pursuant to the requirements of the applicable Servicing Agreement for the transactions listed on Schedule I hereto, the undersigned, Steven W. Smith, as Executive Vice President of Midland Loan Services, a division of PNC Bank, National Association, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, solely in his capacity as an officer and not in his individual capacity, as follows:

1. A review of the Servicer’s activities during the calendar year 2015 (the “Reporting Period”) and of its performance under the Agreement has been made under the undersigned officer’s supervision; and
2. To the best of the undersigned officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.

Dated: March 1, 2016

PNC Bank, National Association
d/b/a Midland Loan Services

/s/ Steven W. Smith
Steven W. Smith
Executive Vice President

JP Morgan Chase Commercial Mortgage Securitization Corp.

Recipient Role	Deal Name	Series Number	Midland Role
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2006-CIBC14	Primary Servicer
Houston Galleria whole loan only
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2006-LDP6	Master Servicer
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2006-LDP8	Master Servicer
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2006-LDP9	Master Servicer
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2007-C1
Gurnee Mill whole loan only
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2007-CIBC18	Master Servicer
131 S Dearborn whole loan only
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2007-CIBC19	Primary Servicer
599 Lexington whole loan only
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2007-CIBC20	Master Servicer
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2007-LDP10	Master Servicer
Americold Portfolio whole loan
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2007-LDP11	Special Servicer
JQH Portfolio whole loan only
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2007-LDP12	Primary Servicer
Sawgrass Mills whole loan
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2008-C2	Master Servicer
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2011-C5	Master Servicer
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2012-C6	Special Servicer
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2012-CIBX	Special Servicer
Primary Servicer of certain loans under the JPMCC 2012-CIBX PSA
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2012-C8	Special Servicer
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2012-LC9	Master Servicer
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2013-AVM	Master Servicer
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2013-AVM	Special Servicer
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2013-BOCA	Special Servicer
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2013-HLT	Master and Special Servicer
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2013-JWRZ	Master and Special Servicer
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2013-ESH	Master Servicer
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2013-C10	Master Servicer
Master Servicer of the West County Center loan under the JPMCC 2012-LC9 PSA
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2013-LC11	Master Servicer
Master Servicer of the Legacy Place loan under the JPMBB 2013-C12 PSA
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2013-C12	Master Servicer
Master Servicer of the IDS Center loan under the JPMCC 2013-C13 PSA
Master Servicer and Special Servicer of the Southridge Mall loan under the JPMBB 2013-C14 PSA
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2013-C13	Master Servicer
Master and Special Servicer of the SanTan Village loan under the JPMBB 2013-C14 PSA
Master Servicer of the Americold Storage loan under the JPMBB 2013-C12 PSA
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2013-C14	Master and Special Servicer
Master Servicer of the 589 Fifth Avenue loan under the JPMCC 2013-C13 PSA
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2013-C15
Primary Servicer of the Miracle Mile Shops loan under the COMM 2013-CCRE12 PSA
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2013-C16	Special Servicer
Primary Servicer of the Miracle Mile Shops loan under the COMM 2013-CCRE12 PSA
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2013-C17
Special Servicer of The Aire loan under the JPMCC 2013-C16 PSA
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2014-CARE MZ B	Special Servicer
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2014-GPP	Master and Special Servicer
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2014-HYT MZ	Special Servicer
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2014-INN MZ	Special Servicer
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2014-CBM MZ	Special Servicer
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2014-C18	Master Servicer
Master Servicer and Special Servicer of the Meadows Mall loan under the JPMBB 2013-C14 PSA.
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2014-C19	Special Servicer
Master Servicer of the Marriott Anaheim loan under the JPMBB 2014-C18 PSA.
Special Servicer of the Arundel Mills & Marketplace loan under the MSBAM 2014-C15 PSA
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2014-C20
Special Servicer of The Outlets at Orange, Gumberg Retail Portfolio and the 470 Vanderbilt Ave loans under the JPMBB 2014-C19 PSA.
Special Servicer of the Westminster Mall loan under the JPM 2014-C21 PSA.
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2014-C21	Special Servicer
Master Servicer of the Miami International Mall and The Shops at Wiregrass loans under the JPM 2014-C18 PSA.
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2014-C22
Special Servicer of the Charlottesville Fashion Square loan under the JPM 2014-C21 PSA.
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2014-C23
Master Servicer of the Beverly Connection loan under the GSMS 2014-GC24 PSA.
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2014-C26	Master and Special Servicer
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2015-WOLF MZ	Special Servicer
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2015-MAR7	Servicer and Special Servicer
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2015-M6MZ	Special Servicer
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2015-C27	Master Servicer
Master and Special Servicer of The Outlet Shoppes of the Bluegrass loan under the JPM 2014-C26 PSA
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2015-C28
Master Servicer of the Club Row Building, the Shaner Hotels Portfolio and the One Campus Martius loans under the JPM 2015-C27 PSA.
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2015-C29	Special Servicer
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2015-C30
Master and Special Servicer of the Sunbelt Portfolio under the JPM 2015-C31 PSA.
Special Servicer of the One City Centre, the Marriott-Pittsburgh and the JAGR Portfolio loans under the JPM 2015-C29 PSA.
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2015-C31	Master and Special Servicer
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2015-C32
Master and Special Servicer of the Civic Opera Building loan under the JPM 2015-C31 PSA.
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2015-JP1	Special Servicer

Member of The PNC Financial Services Group
10851 Mastin Boulevard   Overland Park, Kansas 66210
800-327-8083
www.pnc.com/midland